OPTION AGREEMENT

                  THIS OPTION AGREEMENT (this "Agreement") is made as of the 9th day of August, 1999, by and between RUBICON CAPITAL PARTNERS, INC., or its designee(s) (the "Purchase") and REMEDENT USA, INC. (the "Seller").

                  WHEREAS, the Seller has authorized one class of Common Stock; and

                  WHEREAS, the Purchaser and the Seller are parties to a Consulting Agreement dated as of August __, 1999 pursuant to which the Seller has agreed to grant to the Purchaser the option which is the subject of this Agreement; and

                  WHEREAS, the Seller desires to grant the Purchaser the option to purchase certain shares of the Seller's Common Stock in the Corporation, and Purchaser desires to obtain the option to purchase from the Seller certain shares of the Common Stock of Corporation upon the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Grant of Option. The Seller hereby grants to Purchaser, and Purchaser hereby receives from the Seller, the option (the "Option") to purchase up to Two Hundred Thousand (200,000) shares of the Common Stock of the Seller (the "Option Shares") from the Seller, for a purchase price of $1.30 ($1.30) (the average of 5 days closing price) per shares of Common Stock (the "Option Price"), upon the terms and conditions set forth herein. Simultaneously with the execution of this Agreement, Purchaser has paid to the Seller One Dollar ($1.00) as consideration for the Option granted herein.

     2. Term and Condition Precedent. The Option granted pursuant to Section 1 of this Agreement shall become exercisable as follows: Purchaser shall have the right to purchase one (1) Option Share upon Seller selling each five (5) shares as part of the first 1,000,000 shares of the Company's private offering. The Option granted hereunder should expire on September 1, 2002 (the "Expiration Date"); under no circumstances shall the Option be exercisable after the Expiration Date.

     3. Exercise of Option. The Option granted herein shall be exercisable as to the Option Shares by Purchaser, at one time or from time to time, by providing written notice to the Seller at any time after the satisfaction of the Condition Precedent and before the Expiration Date. Each closing date for the sale and purchase of Option Shares shall be ten (10) days after the date of the written notice provided in accordance with this Section 3 (each, an "Option Closing Date").

     4. Payment of Option Price. The Option Price shall be paid through a cashless exercise or shall be paid in cash, certified check or other immediately available funds on each Option Closing Date.

     5. Adjustments Upon Changes In Capitalization. The total number of Option Shares which may be purchased on exercise of the Option, and/or the price at which the Option may be exercised, shall be appropriately adjusted by the Board of Directors of the Seller, whose determination shall be conclusive, for any increase or decrease in the number of outstanding shares of the Seller's stock resulting from a stock dividend on the common stock of the Seller, stock split or combination of shares or reclassification or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination, or exchange of the common stock of the Seller or like adjustment.

     6. Closing Deliveries. On each Option Closing Date the Seller shall deliver, or cause to be delivered, to the Purchaser one or more stock certificates representing all of the shares of stock purchased by the Purchaser pursuant to this Agreement on such Option Closing Date.

     7. Representations of Seller. The Seller has the right and lawful authority to enter into and be bound by this Agreement and no consent or approval of any person is or will be necessary to the validity of the rights created hereunder, this Agreement having been approved by the Seller's Board of Directors.

     8. Further Assurances. The parties will execute such additional documents and instruments and take such further steps, as may be necessary to effectuate the terms and provisions hereof.

     9. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

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                  IN WITNESS  WHEREOF,  the parties  have signed and sealed this
Option Agreement as of the day and year first above written.

                                  RUBICON CAPITAL PARTNERS, INC.


                                  By:
                                     -------------------------------------
                                       Kenneth Yonika, Managing Director

                                                - PURCHASER -

                                  REMEDENT USA, INC.



                                  By:
                                     -------------------------------------
                                       Rebecca Inzunza, President/CEO

                                                  - SELLER -